Exhibit 99.2

SolarCity Employee FAQ

1.	What was announced today?

•	Today we announced that SolarCity entered an agreement to combine with Tesla in a transaction that would create the world’s only integrated provider of clean energy, storage and transportation.

•	We believe this combination helps us accomplish our primary goals—to accelerate the adoption of clean energy and create the most compelling energy company in the world.

2.	Why is SolarCity combining with Tesla?

•	In ten short years, we’ve created the number one solar power provider in America, by delivering a superior solar service.

•	Now, as we move to introduce a range of new product offerings that will revolutionize the aesthetics, affordability and performance of solar power and battery storage, we are aligning with what we consider to be the most innovative manufacturer and product developer in the world.

•	We expect that within the next 3-5 years, every solar power system will come with integrated storage.

•	As a combined company, we are well positioned to lead the world into a new era of cleaner, more sustainable energy generation, distribution and consumption.

3.	Will this announcement have an immediate effect on day-to-day operations?

•	While we are announcing this combination today, we expect the transaction to be completed in the fourth quarter of this year.

•	Until the transaction is completed, SolarCity and Tesla will continue to operate as independent companies, as we always have, and it will be business as usual at SolarCity.

•	The best way you can ensure success is to focus on helping us deliver solar to more customers at the lowest possible cost.

4.	What will happen to my stock options and restricted stock units?

•	If and when the transaction is completed, Tesla will assume SolarCity’s stock plans, and all terms and conditions of your specific options will continue, including vesting schedules.

•	The number of Tesla options or RSUs you receive will be equal to the number of SolarCity options or RSUs you currently have, multiplied by 0.11 (rounded down to the nearest whole share).

•	For example, if you have 100 SolarCity RSUs, it would convert to 11 Tesla RSUs. Based on Tesla’s 5-day volume weighted average price as of July 29 of $230.62, 11 Tesla RSUs would be worth approximately $2,536.86.

Additional Examples:

Pre-Acquisition	Post-Acquisition

Sample Exchange of SolarCity Option

• Shares of SolarCity Common Stock Subject to Option: 100 shares	• Shares of Tesla Common Stock Subject to Exchanged Option: 11 shares (SolarCity Common Option Shares multiplied by 0.11 Exchange Rate)

• Exercise Price of SolarCity Option: $15.00	• Exercise Price of Exchanged Option: $136.36 (Exercise Price of SolarCity Option divided by 0.11 Exchange Rate)

Sample Exchange of SolarCity Restricted Stock Unit (RSU)

• Shares of SolarCity Common Stock Subject to RSU: 100 shares	• Shares of Tesla Common Stock Subject to Exchanged RSU: 11 shares

• Value of 100 SolarCity RSUs (based on $25.37 per share of SolarCity Common Stock – derived from Exchange Rate and 5-day volume weighted average price of Tesla common stock as of July 29): $2,536.86	• Value of 11 Tesla RSUs (based on $230.62 – Tesla’s 5-day volume weighted average price as of July 29): $2,536.86

5.	Will there be any changes to SolarCity’s name, brands, products or services?

•	Until the transaction is completed, it’s business as usual and we will continue to operate under the SolarCity brand. After the transaction is complete, it’s likely SolarCity will become part of the Tesla brand.

6.	Should SolarCity employees expect any changes to benefits and compensation?

•	Until the transaction is completed, SolarCity and Tesla remain independent companies.

•	After the transaction is completed, we will work with Tesla to develop a detailed and thoughtful plan to integrate the companies.

•	Tesla and SolarCity are committed to attracting and retaining talent and creating a great collective culture as a combined company.

•	Of course, it’s early in this process and more details with respect to future compensation and benefit matters will be determined after the transaction is complete.

7.	Who will lead the combined company? What will happen to the SolarCity management team?

•	Elon Musk will lead the combined company.

•	After the transaction is completed, we will work with Tesla to develop a detailed and thoughtful plan to integrate the companies. It’s still early in the process and many of these key details are still being determined.

•	We will keep you updated as developments occur.

8.	What will happen to SolarCity’s headquarters? What about SolarCity’s other locations across the U.S?

•	We don’t expect any immediate changes to any of our headquarters. Both our offices and Tesla’s are close to capacity.

•	We just announced this transaction and many of the key decisions about how we will combine the two companies have not yet been made.

•	Bringing our teams together will require a thoughtful and comprehensive integration plan, including planning how we will join our capabilities and people.

•	We will communicate updates as they become available.

9.	What happens next?

•	We will work with Tesla to complete the transaction, which is subject to approval by the shareholders of both companies.

•	After the transaction is completed, we will work with Tesla to develop a detailed and thoughtful plan to integrate the companies.

10.	How will the transaction affect relationships with customers?

•	We expect the transaction to close sometime later this year. Until then, SolarCity and Tesla will continue to operate as independent companies.

•	After the merger is complete, our customer’s relationship with us will not change. As a combined company, Tesla and SolarCity will continue to provide our customers the industry’s best service.

11.	When is the transaction expected to close?

•	We expect to close the transaction later this year, subject to customary closing conditions, including the approval of a majority of both SolarCity’s and Tesla’s minority stockholders

•	The terms of the merger agreement includes a “go-shop” period, during which SolarCity may actively solicit alternative acquisition proposals from third parties for 45 days.

•	Should SolarCity terminate its merger agreement with Tesla, SolarCity will pay a termination fee to Tesla. The amount of the termination fee is dependent upon whether the merger agreement is terminated to accept a superior proposal from a third party identified during the “go-shop” period or for another reason.

•	There can be no assurance that the “go-shop” process will result in a superior proposal.

•	Importantly, it’s business as usual at SolarCity during the “go-shop” period. Until the deal closes, we remain an independent company.

12.	What do I do if I am asked about the transaction by an external party?

•	We expect that today’s announcement will increase media interest in SolarCity.

•	It remains important that SolarCity speaks with one voice and that we do not discuss the agreement with anyone outside of the company, or in public forums such as social media.

•	Any questions from the media should be immediately directed to the communications team at press@solarcity.com.

13.	Where can employees obtain additional information?

•	We will be scheduling an all-hands meeting on Tuesday, August 2, to discuss the announcement and answer questions about it

•	Look for a separate email invitation with dial-in instructions later today.

Forward Looking Statements

Certain statements in this material, including statements relating to the proposed combination of SolarCity Corporation (“SolarCity”) and Tesla Motors, Inc. (“Tesla”) and the combined company’s future financial condition, performance and operating results, strategy and plans are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in Tesla’s and SolarCity’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this presentation, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the transaction, including requisite approval by Tesla and SolarCity stockholders, on a timely basis or at all; delay in closing the transaction; the ultimate outcome and results of integrating the operations of Tesla and SolarCity and the ultimate ability to realize synergies and other benefits; business disruption following the transaction; the availability and access, in general, of funds to meet debt obligations and to fund ongoing operations and necessary capital expenditures; and the ability to comply with all covenants in the indentures and credit facilities of Tesla and SolarCity, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Tesla’s and SolarCity’s most recent reports on Form 10-K and Form 10-Q and other documents of Tesla and SolarCity on file with the Securities and Exchange Commission. Tesla’s and SolarCity’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, Tesla and SolarCity undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information and Where To Find It

The proposed transaction will be submitted to the stockholders of each of SolarCity and Tesla for their consideration. Tesla will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of SolarCity and Tesla. Each of SolarCity and Tesla will provide the joint proxy statement/prospectus to their respective shareholders. SolarCity and Tesla also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which SolarCity or Tesla may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SOLARCITY AND TESLA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov.

Participants in the Solicitation

SolarCity, Tesla, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SolarCity and Tesla stockholders in connection with the proposed transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be deemed participants in the solicitation of SolarCity and Tesla stockholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about SolarCity’s executive officers and directors in its definitive proxy statement filed with the SEC on April 21, 2016. You can find more detailed information about Tesla’s executive officers and directors in its definitive proxy statement filed with the SEC on April 15, 2016. Additional information about SolarCity’s executive officers and directors and Tesla’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available.